 Exhibit 99.1

LEAPFROG REPORTS THIRD QUARTER FISCAL YEAR 2015 FINANCIAL RESULTS

EMERYVILLE, Calif.—February 5, 2015—LeapFrog Enterprises, Inc. (NYSE:LF) today announced financial results for the third fiscal quarter ended December 31, 2014. The company’s fiscal year covers the twelve-month period ending March 31, 2015.

“We are very disappointed that our performance in the third quarter declined significantly year-over-year and was below our previously-provided guidance,” said John Barbour, Chief Executive Officer.

“As we previously stated, the sales shortfall was mainly due to the following factors:

•	In our major territories, holiday sales of children’s tablets across the toy and electronics segments declined more than expected. This fall in consumer demand resulted in lower than planned LeapPad shipments in the quarter.
•	Due to development issues, we shipped and promoted our new LeapTV educational video game system later than planned. This delay along with associated LeapTV advertising and promotion being late in the holiday season and inconsistent execution at retail resulted in us significantly missing our sales expectations on this innovative new platform.
•	The lower consumer sales of LeapPad and LeapTV hardware resulted in less demand for cartridges, accessories and digital content.
•	Our LeapReader learn-to-read system sales were also lower than expected over the quarter, partly due to the significant drop in the retail prices of children’s tablets.
•	In addition to the primary drivers above, retail in-stocks of our new tablets were hampered by tighter inventory management and open-to-buy challenges across a number of our retailer partners and the West Coast port slowdown in the US.

“Despite these sales declines, the children’s tablet business remains a sizeable business around the world, and we believe based on market data that LeapPad tablets continued to be the #1 selling kids’ tablets in the US based on units. In addition, our LeapPad tablets were also the overall #1 selling toy in the UK for the year according to NPD.1 LeapTV has also won a wide variety of independent awards and has been getting good online consumer reviews.”

Summary of financial results for the quarter ended December 31, 2014 compared to the quarter ended December 31, 2013:

•	Consolidated net sales were $144.6 million, down 23%. U.S. segment net sales were down 20%, and international segment net sales were down 28%.
•	Net loss per basic and diluted share was ($1.77) and included $0.23 per share of goodwill impairment, net of the associated tax benefit, and $1.29 per share of an additional deferred tax asset valuation allowance. In the prior year period, net income per diluted share was $0.90 and included $0.88 per share benefit from the reduction of deferred tax asset valuation allowance.

1 Source: Based on the NPD Group/Retail Tracking service; UK; GBP; Annual 2014.

LeapFrog Enterprises, Inc. Page 2 of 10

•	Adjusted net loss per basic and diluted share,[2] which excludes goodwill impairment, the tax benefit associated with goodwill impairment and the deferred tax asset valuation allowance adjustment, was ($0.25), compared to adjusted net income per diluted share[2] of $0.02 a year ago.

•	Cash and cash equivalents were $94.0 million as of December 31, 2014, down 44% compared to $168.1 million as of December 31, 2013.

“In light of the sales decline and losses, we are reviewing our product strategies, operations and cost structure. In this regard, we internally announced yesterday an approximate 16% reduction in our worldwide organization,” continued Mr. Barbour. “LeapFrog is a strong brand that parents trust with a rich, 20-year history of innovation and education. We are confident we can leverage our core assets to return the company to growth and continue to help children achieve their potential.”

Financial Overview for the Third Fiscal Quarter Ended December 31, 2014 Compared to the Quarter Ended December 31, 2013

Third fiscal quarter net sales were $144.6 million, down 23% compared to $186.7 million last year, and included a 1% negative impact from changes in currency exchange rates. In the U.S. segment, net sales were $99.2 million, down 20% compared to $123.7 million last year. In the International segment, net sales were $45.4 million, down 28% compared to $63.0 million last year, and included a 3% negative impact from changes in currency exchange rates.

Loss from operations for the third fiscal quarter was ($36.5) million, compared to income from operations of $0.7 million last year.

Net loss for the third fiscal quarter was ($124.2) million and included non-cash charges of $19.5 million for goodwill impairment, net of the associated non-cash tax benefit of $3.8 million, and $90.8 million for additional non-cash deferred tax asset valuation allowance. In the prior year period, net income was $63.9 million and included a non-cash benefit of $62.8 million from the reduction of deferred tax asset valuation allowance.

Net loss per basic and diluted share was ($1.77) and included $0.23 per share of goodwill impairment, net of the associated tax benefit, and $1.29 per share of an additional deferred tax asset valuation allowance. In the prior year period, net income per diluted share was $0.90 and included $0.88 per share benefit from the reduction of deferred tax asset valuation allowance.

2 Adjusted net income (loss) per basic and diluted share is a non-GAAP financial measure. It is described below and reconciled to its comparable GAAP measure in the accompanying financial tables.

LeapFrog Enterprises, Inc. Page 3 of 10

Adjusted net loss per basic and diluted share,3 which excludes goodwill impairment, the tax benefit associated with goodwill impairment and the deferred tax asset valuation allowance adjustment, was ($0.25), compared to adjusted net income per diluted share3 of $0.02 a year ago.

Adjusted EBITDA4 for the third fiscal quarter was a loss of ($7.3) million, compared to a gain of $9.2 million last year. Adjusted EBITDA4 excludes stock-based compensation and goodwill impairment.

Guidance

“We expect our net sales to decline in the fourth quarter compared to the same period of the prior year given our recent sales trends,” said Ray Arthur, Chief Financial Officer.

Conference Call and Webcast

LeapFrog will hold a conference call to discuss third quarter fiscal year 2015 financial results on February 5, 2015, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The conference call will be webcast live and can be accessed at LeapFrog's investor relations web site at www.leapfroginvestor.com. An archive of the webcast will be available on the web site approximately three hours after completion of the call. In addition, more information about LeapFrog, including this press release and other financial and investor information, is also available on the investor relations web site.

To participate in the call, please dial (706) 634-0183 and request conference ID 72266181. A replay of the call will be available for one month. To access the replay, please dial (404) 537-3406 and use conference ID 72266181.

About LeapFrog

LeapFrog Enterprises, Inc. is the leader in educational entertainment for children. For 20 years, LeapFrog has created award-winning learning solutions that combine educational expertise, innovative technology and a child’s love for fun. With experiences that are personalized to each child’s level, LeapFrog helps children achieve their potential through LeapFrog’s proprietary learning tablets, learn to read and write systems, interactive learning toys and more, all designed or approved by LeapFrog’s full-time in-house team of learning experts. LeapFrog’s Learning Path, the ultimate guide for parents on early childhood, is designed specifically to help support and guide their child's learning with personalized ideas and feedback, fun activities and expert advice. LeapFrog is based in Emeryville, California, and was founded in 1995 by a father who revolutionized technology-based learning solutions to help his child learn how to read. Learn more at www.leapfrog.com.

TM & © 2015 LeapFrog Enterprises, Inc. All rights reserved.

Use of Non-GAAP Financial Information

This press release includes non-GAAP financial measures, specifically adjusted net income (loss) per basic and diluted share and adjusted EBITDA.

Adjusted net income (loss) is calculated as net income (loss) adjusted to exclude goodwill impairment, tax benefit associated with goodwill impairment and deferred tax valuation allowance adjustment. Adjusted net income (loss) per basic and diluted share is calculated as adjusted net income (loss) divided by weighted-average basic and diluted shares outstanding, as applicable. As required by SEC rules, we have provided a schedule with a reconciliation of adjusted net income (loss) and adjusted net income (loss) per basic and diluted share to the most directly comparable GAAP measures, net income (loss) and net income (loss) per basic and diluted share.

3 Adjusted net loss per basic and diluted share is a non-GAAP financial measure. It is described below and reconciled to its comparable GAAP measure in the accompanying financial tables.

4 Adjusted EBITDA is a non-GAAP financial measure. It is described below and reconciled to its comparable GAAP measure in the accompanying financial tables.

LeapFrog Enterprises, Inc. Page 4 of 10

Management believes that adjusted net income (loss) and adjusted net income (loss) per basic and diluted share are some of the appropriate measures for evaluating the operating performance of the Company because of the significant swing in net income (loss) and net income (loss) per basic and diluted share as a result of deferred tax valuation allowance adjustment and goodwill impairment, and therefore, provides a more comparable measure of year-over-year operating results.

Adjusted EBITDA is defined as earnings (or net income) before interest, income taxes, depreciation and amortization, goodwill impairment, other expenses (income) and stock-based compensation. As required by SEC rules, we have provided an attached schedule with a reconciliation of adjusted EBITDA to the most directly comparable GAAP measure, net income.

Management believes adjusted EBITDA is one of the appropriate measures for evaluating the operating performance of the Company because it reflects the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet and make strategic acquisitions.

However, these non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP as more fully discussed in the Company's financial statements and filings with the SEC. Additionally, these non-GAAP measures may not be comparable to similarly-titled measures used by other companies. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.

LeapFrog Enterprises, Inc. Page 5 of 10

Forward-Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties, including statements regarding the size of the children’s tablet business, the market share of our LeapPad learning tablets in the U.S., the strength of LeapFrog’s brand, the trust that parents place in the LeapFrog brand, our ability to leverage our core assets to return the company to growth and help children achieve their potential and anticipated financial results. Our actual results may differ materially from those expressed or implied by such forward-looking statements. The risks that could cause our results to differ include, without limitation, our ability to correctly predict highly changeable consumer preferences and product trends, our ability to continue to develop new products and services, our ability to compete effectively with competitors, deterioration of global economic conditions, our reliance on a small group of retailers for the majority of our gross sales, the effectiveness of our marketing and advertising efforts, the seasonality of our business, system failures in our online services or web store, our dependence on our suppliers for our components and raw materials, our reliance on a limited number of manufacturers, our ability to maintain sufficient inventory levels, our ability to maintain or acquire licenses, our ability to protect or enforce our intellectual property rights, defects in our products, the risks associated with international operations, costs or changes associated with compliance with laws and regulations, negative political developments, changes in trade relations, armed hostilities, terrorism, labor strikes, natural disasters or public health issues, our dependence on our officers and other employees, the sufficiency of our liquidity, impacts from acquisitions, mergers or dispositions, continued ownership by a few stockholders of a significant percentage of the voting power in the company, the volatility of our stock price, the impact of potential impairment charges or valuation allowances and failure to successfully implement new strategic operating initiatives. These risks and others are discussed under “Risk Factors” in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-K and Form 10-Q. All information provided in this release is as of the date hereof, and we undertake no obligation to update this information.

Contact Information

Investors:	Media:

Karen Sansot	Monica Ma
Investor Relations	Media Relations
(510) 420-4803	(510) 596-3437
ksansot@leapfrog.com	mma@leapfrog.com

LeapFrog Enterprises, Inc. Page 6 of 10

LEAPFROG ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2014	2013	2014	2013

Net sales	$144,598	$186,707	$305,220	$470,678
Cost of sales	99,464	114,249	214,243	287,940
Gross profit	45,134	72,458	90,977	182,738

Operating expenses:
Selling, general and administrative	23,338	23,620	64,703	64,327
Research and development	8,993	10,688	23,967	26,925
Advertising	26,773	34,815	39,531	44,130
Goodwill impairment	19,549	-	19,549	-
Depreciation and amortization	2,971	2,637	8,571	7,883
Total operating expenses	81,624	71,760	156,321	143,265
Income (loss) from operations	(36,490)	698	(65,344)	39,473

Other income (expense):
Interest income	10	14	71	44
Interest expense	(16)	-	(16)	-
Other, net	(516)	(364)	(746)	(641)
Total other income (expense), net	(522)	(350)	(691)	(597)
Income (loss) before income taxes	(37,012)	348	(66,035)	38,876
Provision for (benefit from) income taxes	87,200	(63,589)	76,571	(48,144)
Net income (loss)	$(124,212)	$63,937	$(142,606)	$87,020

Net income (loss) per share:
Class A and B - basic	$(1.77)	$0.93	$(2.04)	$1.27
Class A and B - diluted	$(1.77)	$0.90	$(2.04)	$1.23

Weighted average shares used to calculate net income (loss)
per share:
Class A and B - basic	70,169	69,038	69,997	68,601
Class A and B - diluted	70,169	70,652	69,997	70,548

LeapFrog Enterprises, Inc. Page 7 of 10

LEAPFROG ENTERPRISES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	December 31,		March 31,
	2014	2013	2014
ASSETS
Current assets:
Cash and cash equivalents	$94,020	$168,053	$231,988
Accounts receivable, net of allowances for doubtful accounts
of $818, $139 and $306, respectively	100,810	133,221	29,920
Inventories	77,796	54,290	52,293
Prepaid expenses and other current assets	10,449	9,637	10,416
Deferred income taxes	661	25,639	22,553
Total current assets	283,736	390,840	347,170
Deferred income taxes	1,498	45,252	53,998
Property and equipment, net	38,191	29,644	30,765
Capitalized product costs, net	23,191	17,494	19,058
Goodwill	-	19,549	19,549
Other intangible assets, net	3,836	3,465	3,805
Other assets	1,337	1,027	1,473
Total assets	$351,789	$507,271	$475,818

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$23,440	$22,110	$19,146
Accrued liabilities	32,137	40,765	23,930
Deferred revenue	12,526	14,467	12,808
Deferred income taxes	1,290	-	-
Income taxes payable	431	1,100	689
Total current liabilities	69,824	78,442	56,573
Other long-term liabilities	198	1,507	1,125
Total liabilities	70,022	79,949	57,698
Stockholders' equity:
Class A Common Stock, par value $0.0001; Authorized - 139,500 shares;
Outstanding: 65,803, 64,916 and 65,229, respectively	7	7	7
Class B Common Stock, par value $0.0001; Authorized - 40,500 shares;
Outstanding: 4,394, 4,396 and 4,396, respectively	-	-	-
Treasury stock	(185)	(185)	(185)
Additional paid-in capital	431,806	419,526	422,678
Accumulated other comprehensive loss	(3,453)	(7)	(578)
Retained earnings (accumulated deficit)	(146,408)	7,981	(3,802)
Total stockholders’ equity	281,767	427,322	418,120
Total liabilities and stockholders’ equity	$351,789	$507,271	$475,818

LeapFrog Enterprises, Inc. Page 8 of 10

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2014	2013	2014	2013
Operating activities:
Net income (loss)	$(124,212)	$63,937	$(142,606)	$87,020
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	6,636	5,411	19,869	15,662
Goodwill impairment	19,549	-	19,549	-
Deferred income taxes	86,371	(64,600)	75,531	(50,859)
Stock-based compensation expense	2,996	3,043	8,676	8,254
Allowance for doubtful accounts	436	80	954	(291)
Other changes in operating assets and liabilities:
Accounts receivable, net	(2,956)	51,327	(73,546)	(76,138)
Inventories	29,660	67,742	(27,804)	(8,969)
Prepaid expenses and other current assets	1,692	(776)	(520)	478
Other assets	26	129	129	198
Accounts payable	(32,628)	(38,415)	6,942	4,017
Accrued liabilities	7,078	4,693	9,182	14,810
Deferred revenue	207	1,765	(134)	6,798
Other long-term liabilities	(260)	(215)	(910)	(894)
Income taxes payable	167	355	(220)	577
Net cash provided by (used in) operating activities	(5,238)	94,476	(104,908)	663
Investing activities:
Purchases of property and equipment and other intangible assets	(6,019)	(2,153)	(21,085)	(15,267)
Capitalization of product costs	(4,905)	(3,529)	(13,069)	(10,260)
Net cash used in investing activities	(10,924)	(5,682)	(34,154)	(25,527)
Financing activities:
Proceeds from stock option exercises and employee stock purchase plan	33	1,369	1,512	4,232
Cash paid for payroll taxes on restricted stock unit releases	(99)	(121)	(940)	(906)
Common stock repurchased	-	-	(38)	-
Excess tax benefits from stock-based compensation	-	-	11	11
Net cash provided by (used in) financing activities	(66)	1,248	545	3,337
Effect of exchange rate changes on cash	(1,096)	(362)	549	(130)
Net change in cash and cash equivalents	(17,324)	89,680	(137,968)	(21,657)
Cash and cash equivalents, beginning of period	111,344	78,373	231,988	189,710
Cash and cash equivalents, end of period	$94,020	$168,053	$94,020	$168,053

LeapFrog Enterprises, Inc. Page 9 of 10

 LEAPFROG ENTERPRISES, INC.

 SUPPLEMENTAL FINANCIAL INFORMATION

 (In thousands)

 (Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2014	2013	2014	2013

Net sales	$144,598	$186,707	$305,220	$470,678
Cost of sales (1)	99,464	114,249	214,243	287,940
Gross profit	45,134	72,458	90,977	182,738

Operating expenses: (2)
Selling, general and administrative	23,338	23,620	64,703	64,327
Research and development	8,993	10,688	23,967	26,925
Advertising	26,773	34,815	39,531	44,130
Goodwill impairment	19,549	-	19,549	-
Depreciation and amortization	2,971	2,637	8,571	7,883
Total operating expenses	81,624	71,760	156,321	143,265
Income (loss) from operations	(36,490)	698	(65,344)	39,473

Other income (expense):
Interest income	10	14	71	44
Interest expense	(16)	-	(16)	-
Other, net	(516)	(364)	(746)	(641)
Total other income (expense), net	(522)	(350)	(691)	(597)
Income (loss) before income taxes	(37,012)	348	(66,035)	38,876
Provision for (benefit from) income taxes	87,200	(63,589)	76,571	(48,144)
Net income (loss)	$(124,212)	$63,937	$(142,606)	$87,020
________
(1) Includes depreciation and amortization	3,665	2,774	11,298	7,779

(2) Includes stock-based compensation as follows:
Selling, general and administrative	2,619	2,704	7,547	7,287
Research and development	377	339	1,129	967

Segment data:
Net sales:
U.S. segment	99,183	123,697	207,449	328,886
International segment	45,415	63,010	97,771	141,792

Income (loss) from operations*:
U.S. segment	(39,822)	(12,231)	(73,977)	7,994
International segment	3,332	12,929	8,633	31,479

_________

* Certain corporate-level operating expenses associated with sales and marketing, product support, human resources, legal, finance, information technology, corporate development, procurement activities, research and development, legal settlements and other corporate costs are charged entirely to our U.S. segment, rather than being allocated between the U.S. and International segments.

LeapFrog Enterprises, Inc. Page 10 of 10

 LEAPFROG ENTERPRISES, INC.

 SUPPLEMENTAL DISCLOSURE REGARDING NON-GAAP FINANCIAL INFORMATION

 RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

 (In thousands, except per share data)

 (Unaudited)

The following table presents a reconciliation of net income (loss), a GAAP measure, to adjusted net income (loss), a non-GAAP measure, where available. Adjusted net income (loss) is defined as net income (loss) before goodwill impairment, tax benefit associated with goodwill impairment and deferred tax valuation allowance adjustment. Adjusted net income (loss) per share is calculated as adjusted net income (loss) divided by weighted-average basic or diluted shares outstanding, as applicable.

	Three Months Ended December 31,		Nine Months Ended December 31,
	2014	2013	2014	2013

Net income (loss) - GAAP	$(124,212)	$63,937	$(142,606)	$87,020
Exclude:
Goodwill impairment	19,549	-	19,549	-
Tax benefit associated with goodwill impairment	(3,812)	-	(3,812)	-
Deferred tax valuation allowance adjustment	90,769	(62,759)	90,769	(62,759)
Adjusted net income (loss) - Non-GAAP	$(17,706)	$1,178	$(36,100)	$24,261

Net income (loss) per share - GAAP:
Class A and B - basic	$(1.77)	$0.93	$(2.04)	$1.27
Class A and B - diluted	$(1.77)	$0.90	$(2.04)	$1.23

Adjusted net income (loss) per share - Non-GAAP:
Class A and B - basic	$(0.25)	$0.02	$(0.52)	$0.35
Class A and B - diluted	$(0.25)	$0.02	$(0.52)	$0.34

Weighted-average shares used to calculate
net income (loss) per share:
Class A and B - basic	70,169	69,038	69,997	68,601
Class A and B - diluted	70,169	70,652	69,997	70,548

The following table presents a reconciliation of net income (loss), a GAAP measure, to adjusted EBITDA, a non-GAAP measure. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, goodwill impairment, other expenses (income), and stock-based compensation.

	Three Months Ended December 31,		Nine Months Ended December 31,
	2014	2013	2014	2013

Net income (loss) - GAAP	$(124,212)	$63,937	$(142,606)	$87,020
(Less) add:
Interest income	(10)	(14)	(71)	(44)
Interest expense	16	-	16	-
Provision for (benefit from) income taxes	87,200	(63,589)	76,571	(48,144)
Depreciation and amortization	6,636	5,411	19,869	15,662
Goodwill impairment	19,549	-	19,549	-
Other, net	516	364	746	641
Stock-based compensation	2,996	3,043	8,676	8,254
Adjusted EBITDA - Non-GAAP	$(7,309)	$9,152	$(17,250)	$63,389